EXHIBIT 99.3

ALBERTA SECURITIES COMMISSION ORDER
DATED NOVEMBER 6, 2007

Citation:  Patch International Inc., 2007 ABASC 806                                                        Date:  20071106

ALBERTA SECURITIES COMMISSION

ORDER

Patch International Inc.

Background

1.	Patch International Inc. (the Filer) has made an application to the Alberta Securities Commission (the Commission) for:

(a)	an order under section 145(1)(a) of the Securities Act R.S.A. 2000, c. S-4 (the Act) declaring the Filer to be a reporting issuer in Alberta; and

(b)
an order under section 8.1 of NI 51-101 Standards of Disclosure for Oil and Gas Activities (NI 51-101) exempting the Filer from the requirements of section 2.1 of NI 51-101 in respect of its financial years ended prior to May 31, 2007.

Interpretation

2.	Terms defined in National Instrument 14-101 Definitions have the same meaning in this decision unless they are otherwise defined in this order.

Representations

3.           This decision is based on the following representations by the Filer to the Commission:

(a)	The Filer is a corporation incorporated under the laws of Nevada with its head office in Calgary, Alberta.

(b)
The Filer is not a reporting issuer under the securities laws of any jurisdiction of Canada, has not filed a preliminary prospectus or prospectus in any jurisdiction of Canada and no securities of the Filer are listed on an exchange in Canada.

(c)
The common shares of the Filer (Common Shares) are publicly quoted on the Over-the-Counter Bulletin Board service of the National Association of Securities Dealers in the United States under the symbol PTCH.

(d)
A significant number of the shareholders of the Filer are resident in Canada, including the holders of 3,240,000 Common Shares issued in connection with a private placement to subscribers in Canada that closed in December 2006.

(e)
The Filer is and has been subject to the reporting obligations of the 1934 Act in the United States since 1999 and has filed continuous disclosure documents on the United States securities disclosure electronic filing system (EDGAR) since December 1999.

2

(f)
The Filer is seeking to be declared to be a reporting issuer in Alberta as the majority of its directors, officers and employees reside in Alberta and hold Common Shares, exchangeable shares and options to purchase Common Shares of the Filer, and to trigger the running of the applicable resale restrictions under National Instrument 45-102 Resale of Securities.

(g)
The Filer has established a SEDAR profile and has filed on SEDAR all documents filed to date as an SEC registrant on EDGAR for the past two years and undertakes to file on SEDAR all future documents filed on EDGAR and those documents required to be filed by a reporting issuer under Alberta securities laws.  Included among that material is the Filer’s annual report on Form 10-KSB, filed on EDGAR on October 18, 2007, that contains prospectus-level disclosure about the business and affairs of the Filer.

(h)
The Filer is not currently subject to NI 51-101 but will, upon becoming a reporting issuer, become subject to NI 51-101, including the requirement to prepare and file within the prescribed times information pertaining to its oil and gas activities for periods commencing with its financial year ended May 31, 2007 and certain comparative information for the financial year ended May 31, 2006.

(i)
The information referred to in paragraph (g) above will not satisfy the requirements of NI 51-101 in respect of the Filer’s financial year ended May 31, 2007.  The Filer has filed the statement and reports required of it under section 2.1 of NI 51-101 on SEDAR in respect of that financial year but without comparative information for any prior financial year.

Decision

4.          The Commission, being satisfied that it would not be prejudicial to the public interest, orders:

(a)	under section 145(1)(a) of the Act that the Filer is declared to be a reporting issuer effective as of the date of this decision; and

(b)	under section 8.1 of NI 51-101 that the Filer is exempt from the requirements of section 2.1 of NI 51-101 as applicable to any financial year of the Filer ended prior to May 31, 2007.

/s/ Glenda A. Campbell	/s/ Stepen R. Murison
Glenda A. Campbell, QC	Stephen R. Murison
Alberta Securities Commission	Alberta Securities Commission